EXHIBIT 99
----------


            UNITY BANCORP REPORTS FOURTH QUARTER AND YEAR-END RESULTS
            ---------------------------------------------------------

Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a net operating loss of $1.3 million, or $.39 per diluted share for the quarter ended December 31, 2000, compared to a net operating loss of $1.8 million, or $0.49 per diluted share, for the same period last year. For the year ended December 31, 2000, the net operating loss was $5.9 million, or $1.71 per diluted share, compared to a $3.4 million loss, or $0.91 per diluted share a year ago.

The fourth quarter's results were significantly impacted by several transactions.

In December, the Bank sold 5 branches with $48 million in total deposits. The net after-tax gain realized on the sales, including the write-off of certain equipment related to sold branches, was $2.0 million. The sale of the branches completed an integral phase of the Bank's strategic and capital restoration plan.

As previously disclosed, in the fourth quarter Unity Bank terminated the operations of its wholly owned mortgage subsidiary CMA, and as a result wrote off $1.0 million of the remaining goodwill associated with the February 1999 acquisition of CMA. The fourth quarter results also included approximately $500 thousand of after-tax losses from CMA. For the year 2000, $4.4 million of Unity's losses and write-offs were attributed to CMA's operations. "Obviously, the termination of CMA was the appropriate thing to do, in light of the continued losses they incurred. Now that we will no longer have CMA's financial drain, Unity can concentrate its resources on its core banking businesses," said Unity President and Chief Executive Officer, Anthony J. Feraro.

As a result of Unity's losses in 2000 and 1999 the Company generated deferred tax benefits, which may be used to offset tax liabilities for future earnings. Because it is difficult to accurately forecast future operating results, in the fourth quarter, the Company added $1.7 million to the tax valuation allowance against its deferred tax assets. This additional reserve resulted in an expense in the fourth quarter. This tax valuation allowance will continue to be assessed on a quarterly basis, and adjusted as appropriate.

Net interest income was $3.0 million for the fourth quarter compared to $2.9 million a year ago. Net interest income remained stable in 2000 although earning assets declined as a result of loan sales in the first and third quarters. Net interest margin for the fourth quarter was 3.33% compared to 3.01% for the same period a year ago.

The 2000 fourth quarter provision for loan losses was $290 thousand compared to $215 thousand provision a year earlier. Net loan charge-offs for the quarter were $277 thousand compared to $279 thousand in the fourth quarter of 1999. Net charge-offs for 2000 were $331 thousand compared to $1.4 million in 1999.

Total non-interest income for the fourth quarter was $4.1 million compared to a $22 thousand loss a year ago. Included in non-interest income for this quarter were $3.5 million of pre-tax



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gains from the branch sales. Last year's non-interest income included at $1.5 million valuation loss on loans held for sale.

Total non-interest expenses for the quarter were $5.7 million, flat from a year ago. Included in the fourth quarter expenses were the $1.0 million write-off of CMA goodwill and a $260 thousand net reduction in occupancy expense as a result of the branch sales and related capital leases.

Legal and professional fees associated with the restructuring of the company's operations materially impacted operating expenses for 2000. "We have taken considerable steps to reduce our core operating expenses in 2000, with the full benefit of our efforts to be more apparent in 2001," said Mr. Feraro. "I am confident these efforts, coupled with our continued focus on selling our products, will return us to profitability."

Total assets at December 31, 2000, were $356.0 million compared to $439.0 million a year ago. The managed decline in assets resulting from the loan sales was in accordance with the company's capital restoration plan. Total loans at December 31, 2000, were $226.1 million compared to $322.5 million the prior year. Total deposits at year-end were $320.3 million compared to $357.5 million. The decline in deposits is due to the branch sales and the decline of approximately $37 million in higher costing municipal deposits. Excluding these items, core deposits increased approximately $38.5 million in 2000.

At December 31, 2000 the allowance for loan losses was 1.13% of total loans compared to .67% of total loans a year ago. Non-performing assets at December 31, 2000, were $4.3 million compared to $3.1 million the for prior year period. As a result of the increase in non-performing assets and the decline in loans, non-performing assets to total loans and OREO were 1.92% at December 31, 2000, compared to .96% the prior year period.

Total shareholders' equity was $21.3 million at December 31, 2000, compared to $21.8 million a year earlier. In March 2000, the company issued $5.2 million of a newly created class of cumulative preferred stock with a stated 10% dividend yield. As of December 31, 2000, $388 thousand of the preferred dividends were in arrears. The company is under agreements with bank regulatory agencies to defer making any dividend payments on either its common or preferred stock.

As of December 31, 2000, Unity Bank's tier 1 leverage ratio was 5.24%, tier 1 risk-based capital ratio 9.12%, and total risk-based capital ratio 10.26%. The Company's tier 1 leverage ratio was 5.50%, tier 1 risk-based capital ratio 9.61%, and total risk-based capital ratio 10.76%. All regulatory capital ratios have significantly improved over the prior year end. Under the terms of the agreement with its regulators, the Bank is required to achieve a tier 1 leverage ratio of 6%.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with $356.0 million in assets and $320.3 million in deposits. Unity Bank has 12 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com.

This news release contains certain forward-looking statements, either expressed or implied, which anticipates future financial performance. These statements involve certain risks,



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uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company's control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.



                               UNITY BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                            ------------------ -----------------
 (In thousands, except share amounts)                                          (unaudited)
                                                                               December 31,       December 31,
ASSETS                                                                            2000                1999
                                                                            ------------------ -----------------
Cash and due from banks                                                       $      13,740      $      15,121
Federal funds sold                                                                   31,500                  0
                                                                            ------------------ -----------------
           Total cash and cash equivalents                                           45,240             15,121
                                                                            ------------------ -----------------
Securities:
   Available for sale, at fair value                                                 37,809             40,099
   Held to maturity, at amortized cost (aggregate fair value
   of $32,153 at December 31, 2000 and $32,270 at December 31, 1999)                 33,028             34,250
                                                                            ------------------ -----------------
           Total securities                                                          70,837             74,349
                                                                            ------------------ -----------------
Loans held for sale - SBA loans                                                       6,741              3,745
Loans held for sale - ARM loans                                                           0             36,362
Loans held to maturity                                                              218,373            281,376
                                                                            ------------------ -----------------
    Total loans                                                                     225,114            321,483
     Plus: Deferred Costs, net                                                        1,026              1,049
     Less: Allowance for loan losses                                                  2,558              2,173
                                                                            ------------------ -----------------
           Net loans                                                                223,582            320,359
                                                                            ------------------ -----------------
Premises and equipment, net                                                           9,380             12,370
Accrued interest receivable                                                           2,836              2,862
Cash surrender value of insurance policies                                                0              2,203
Other real estate owned                                                                 142              1,505
Other assets                                                                          3,986             10,200
                                                                            ------------------ -----------------
Total Assets                                                                  $     356,003      $     438,969
                                                                            ================== =================
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Demand non-interest bearing                                                $      53,108      $      65,079
   Savings and interest bearing demand                                              136,896            142,253
   Time, under $100,000                                                              95,112             79,104
   Time, $100,000 and over                                                           35,202             71,102
                                                                            ------------------ -----------------
           Total Deposits                                                           320,318            357,538
                                                                            ------------------ -----------------
   Borrowed funds                                                                    10,000             53,000
   Obligation under capital lease                                                     2,899              4,096
   Accrued interest payable                                                             667              1,199
   Accrued expenses and other liabilities                                               805              1,344
                                                                            ------------------ -----------------
Total Liabilities                                                                   334,689            417,177
                                                                            ------------------ -----------------
Shareholders' equity:
 Preferred Stock Class A, 10% cumulative and convertible,  103,500
   shares issued and outstanding                                                      4,929                  0
 Common stock, no par value 7,500,000 shares authorized,
     3,863,568 shares issued and 3,706,708 outstanding at December 31,
2000                                                                                 26,234             26,224
     3,861,568 shares issued and 3,704,708 outstanding at December 31,
1999
 Treasury stock, 156,860 shares at cost                                              (1,762)            (1,762)
 Retained Deficit                                                                    (7,793)            (1,856)
 Accumulated other comprehensive loss, net of tax benefit                              (294)              (814)
                                                                            ------------------ -----------------
Total Shareholders' Equity                                                           21,314             21,792
                                                                            ------------------ -----------------
Total Liabilities and Shareholders' Equity                                    $     356,003      $     438,969
                                                                            ================== =================





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                               UNITY BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                              ------------------------------- ------------------------------
(In thousands, except share and share amounts)                  For the three months ended     For the twelve month ended
2000 amounts are unaudited                                             December 31,                   December 31,
                                                              ------------------------------- ------------------------------
                                                                       2000           1999           2000            1999
                                                              --------------- --------------- -------------- ---------------
Interest Income:
   Interest on loans                                                $  4,823        $  5,810       $ 22,132        $ 19,067
   Interest on securities                                              1,169           1,169          4,630           4,107
   Interest on Federal funds sold                                        899               0          1,255             514
                                                                                              -------------- ---------------
                                                              --------------- ---------------
     Total interest income                                             6,891           6,979         28,017          23,688
Interest expense on deposits                                           3,903           3,445         15,586          11,497
Interest expense on borrowings                                            34             636            736           1,241
                                                                                              -------------- ---------------
                                                              --------------- ---------------
Total interest expense                                                 3,937           4,081         16,322          12,738
                                                              --------------- --------------- -------------- ---------------
     Net interest income                                               2,954           2,898         11,695          10,950
Provision for loan losses                                                290             215            716           1,743
                                                              --------------- --------------- -------------- ---------------
     Net interest income after provision for loan losses               2,664           2,683         10,979           9,207
Other Income:
   Service charges on deposits                                           326             217          1,174             778
   Gain (loss)  on sale of loans                                         144            (623)         1,182           3,063
   Net gain (loss) on sale of securities                                  (2)             (1)             3             193
   Other income                                                        3,663             385          5,307           1,572
                                                                                              -------------- ---------------
                                                              --------------- ---------------
     Total other income                                                4,131             (22)         7,666           5,606
Other Expenses:
   Salaries and employee benefits                                      2,014           2,132          9,198           8,710
   Occupancy, furniture and equipment  expense                           286             666          2,230           2,383
   Other operating expenses                                            3,345           2,939         12,290           9,485
                                                                                              -------------- ---------------
                                                              --------------- ---------------
     Total other expenses                                              5,654           5,737         23,718          20,578
                                                              --------------- --------------- -------------- ---------------
       (Loss) income before provision for income taxes                 1,141          (3,076)        (5,073)         (5,765)
 Provision (benefit) for income taxes                                  2,478          (1,253)           839          (2,387)
                                                              --------------- --------------- -------------- ---------------
            Net loss from operations                                $ (1,337)       $ (1,823)      $ (5,912)       $ (3,378)
                                                              --------------- --------------- -------------- ---------------
Preferred stock dividends - paid and  unpaid                             125               0            413               0
                                                              --------------- --------------- -------------- ---------------
       Net loss to common shareholders                              $ (1,462)       $ (1,823)      $ (6,325)       $ (3,378)
                                                              =============== =============== ============== ===============
Net loss per common share - basic and diluted                       $  (0.39)       $  (0.49)      $  (1.71)       $  (0.91)

Weighted average shares outstanding - basic and diluted            3,706,709       3,717,202      3,706,047       3,723,448





Contact: James Hughes, CFO, Unity Bancorp, Inc.                     908.713.4306






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